Exhibit 99.1

XPO Logistics Announces Third Quarter 2020 Results

Reports dramatic rebound across service offerings and geographies

Provides 2020 guidance for fourth quarter and full year adjusted EBITDA and free cash flow

GREENWICH, Conn. — November 5, 2020 — XPO Logistics, Inc. (NYSE: XPO) today announced its financial results for the third quarter 2020. Revenue increased to $4.22 billion, compared with $4.15 billion for the third quarter 2019. Net income attributable to common shareholders was $84 million, compared with $117 million for the third quarter 2019. Operating income was $223 million, compared with $229 million for the third quarter 2019. Diluted earnings per share was $0.83, compared with $1.14 for the third quarter 2019.

Adjusted net income attributable to common shareholders, a non-GAAP financial measure, was $86 million for the third quarter 2020, compared with $121 million for the same period in 2019. Adjusted diluted earnings per share, a non-GAAP financial measure, was $0.84 for the third quarter 2020, compared with $1.18 for the same period in 2019. GAAP and adjusted diluted EPS for the third quarter 2020 were impacted by approximately $0.25 related to a higher income tax rate and $0.07 related to higher interest expense, compared with the same period last year.

Adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), a non-GAAP financial measure, was $439 million for the third quarter 2020, compared with $438 million for the same period in 2019.

For the third quarter 2020, the company generated $298 million of cash flow from operations and $247 million of free cash flow, a non-GAAP financial measure. Reconciliations of non-GAAP financial measures used in this release are provided in the attached financial tables.

2020 Guidance

The company expects to generate:

•	Adjusted EBITDA of $400 million to $410 million for the fourth quarter 2020, and adjusted EBITDA of approximately $1.35 billion for the full year 2020; and

•	Free cash flow of $25 million to $50 million for the fourth quarter 2020, and free cash flow of approximately $500 million for the full year 2020.

CEO Comments

Brad Jacobs, chairman and chief executive officer of XPO Logistics, said, “Our business rebounded dramatically in the third quarter. Revenue, adjusted EBITDA, adjusted EPS and free cash flow were all decisively higher than expected. Our growth was broad-based, spanning our service offerings and geographies.

“Supply chain outsourcing is accelerating, and e-commerce continues to be a huge tailwind for us, particularly in contract logistics and last mile. We grew our last mile revenue by 11% in the quarter, year-over-year, by leveraging our North American hubs and XPO Direct network. In truck brokerage, we realized revenue growth of 27%, with a 13% increase in net revenue per load. Our XPO Connect technology is a major driver of these results — all of our non-asset transportation services now use this powerful platform to manage their freight movements.”

Jacobs continued, “Importantly, in North American less-than-truckload, our focus on yield, service and efficiency improved our third quarter operating ratio to 81.7%, the best operating ratio of any quarter in the history of our LTL operation. Our adjusted OR was also a record at 79.7%.”

Liquidity

As of September 30, 2020, the company had access to approximately $3.1 billion of total liquidity, including $2.0 billion of cash and cash equivalents and $1.1 billion of available borrowing capacity.

Third Quarter 2020 Results by Segment

•	Transportation: The company’s transportation segment generated revenue of $2.68 billion for the third quarter 2020, unchanged from the same period a year ago.

Operating income for the transportation segment was $202 million for the third quarter 2020, compared with $208 million for the same period in 2019. Adjusted EBITDA for the segment was $329 million for the quarter, compared with $333 million for the same period in 2019. Segment operating income and adjusted EBITDA for the third quarter 2020 include a $6 million impact from COVID-related costs, including $4 million in less-than-truckload.

In North American less-than-truckload (LTL), yield excluding fuel increased by 1.7% year-over-year for the third quarter 2020. The third quarter operating ratio for LTL was a quarterly record at 81.7%. Adjusted operating ratio, a non-GAAP financial measure, was also a record at 79.7%, an improvement of 110 basis points year-over-year. Excluding gains from sales of real estate in both periods, adjusted operating ratio improved by 100 basis points.

•	Logistics: The company’s logistics segment generated revenue of $1.58 billion for the third quarter 2020, compared with $1.51 billion for the same period in 2019. Segment revenue growth was led by strong demand from e-commerce and other consumer-related verticals, partially offset by COVID impacts in other areas and the company’s exit from certain low-margin business.

Logistics segment operating income was $77 million for the third quarter 2020, compared with $61 million for the same period in 2019. Adjusted EBITDA was $162 million for the quarter, compared with $142 million for the same period in 2019. The increases in operating income and adjusted EBITDA are primarily related to the increase in segment revenue, partially offset by higher labor and facility costs. Segment operating income and adjusted EBITDA for the third quarter 2020 include a $3 million impact from COVID-related costs.

•	Corporate: Corporate expense was $56 million for the third quarter 2020, compared with $40 million for the same period in 2019. The year-over-year increase in corporate expense was primarily due to higher expenses for incentive compensation, insurance and purchased services.

Conference Call

The company will hold a conference call on Friday, November 6, 2020, at 8:30 a.m. Eastern Time. Participants can call toll-free (from US/Canada) 1-877-269-7756; international callers dial +1-201-689-7817. A live webcast of the conference will be available on the investor relations area of the company’s website, xpo.com/investors. The conference will be archived until December 6, 2020. To access the replay by phone, call toll-free (from US/Canada) 1-877-660-6853; international callers dial +1-201-612-7415. Use participant passcode 13711605.

About XPO Logistics

XPO Logistics, Inc. (NYSE: XPO) is a top ten global logistics provider of cutting-edge supply chain solutions to the most successful companies in the world. The company operates as a highly integrated network of people, technology and physical assets in 30 countries, with 1,499 locations and approximately 97,000 employees. XPO uses its network to help more than 50,000 customers manage their goods most efficiently throughout their supply chains. XPO’s corporate headquarters are in Greenwich, Conn., USA, and its European headquarters are in Lyon, France. xpo.com

Non-GAAP Financial Measures

As required by the rules of the Securities and Exchange Commission ("SEC"), we provide reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this release.

XPO’s non-GAAP financial measures for the three and nine months ended September 30, 2020 and 2019 used in this release include: earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted EBITDA and adjusted EBITDA margin on a consolidated basis and for our transportation and logistics segments; free cash flow; adjusted net income attributable to common shareholders and adjusted earnings per share (basic and diluted) ("adjusted EPS"); net revenue for our transportation and logistics segments, including net revenue and net revenue per load for our North American truck brokerage business, and for our intersegment eliminations; and adjusted operating income and adjusted operating ratio for our North American less-than-truckload business.

We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, XPO and its business segments' core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance.

Adjusted EBITDA, adjusted net income attributable to common shareholders and adjusted EPS include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the attached tables. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition or divestiture and may include transaction costs, consulting fees, retention awards, and, in the case of acquisitions, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems. Restructuring costs primarily relate to severance costs associated with business optimization initiatives. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating XPO's and each business segment's ongoing performance.

We believe that free cash flow is an important measure of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value. We calculate free cash flow as adjusted net cash provided by operating activities, less payment for purchases of property and equipment plus proceeds from sale of property and equipment, with adjusted net cash provided by operating activities defined as net cash provided by operating activities plus cash collected on deferred purchase price receivables. We believe that EBITDA, adjusted EBITDA and adjusted EBITDA margin improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables that management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses. We believe that adjusted net income attributable to common shareholders and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains that management has determined are not reflective of our core operating activities. We believe that net revenue and net revenue margin improve the comparability of our operating results from period to period by removing the cost of transportation and services, in particular the cost of fuel, incurred in the reporting period as set out in the attached tables. We believe that adjusted operating income and adjusted operating ratio for our North American less-than-truckload business improve the comparability of our operating results from period to period by (i) removing the impact of certain transaction and integration and restructuring costs, as well as amortization expenses and (ii) including the impact of pension income incurred in the reporting period as set out in the attached tables.

With respect to our fourth quarter and full year 2020 financial targets for adjusted EBITDA and free cash flow, a reconciliation of these non-GAAP measures to the corresponding GAAP measures is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from these non-GAAP target measures. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statement of income and statement of cash flows prepared in accordance with GAAP that would be required to produce such a reconciliation.

Forward-looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the company’s fourth quarter and full year 2020 financial targets for adjusted EBITDA and free cash flow. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target," "trajectory" or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following: the severity, magnitude, duration and aftereffects of the COVID-19 pandemic and government responses to the COVID-19 pandemic; public health crises (including COVID-19); economic conditions generally; competition and pricing pressures; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers' demands; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our substantial indebtedness; our ability to raise debt and equity capital; our ability to implement our cost and revenue initiatives; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to attract and retain qualified drivers; litigation, including litigation related to alleged misclassification of independent contractors and securities class actions; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers and efforts by labor organizations to organize our employees; risks associated with our self-insured claims; risks associated with defined benefit plans for our current and former employees; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; fuel price and fuel surcharge changes; issues related to our intellectual property rights; governmental regulation, including trade compliance laws, as well as changes in international trade policies and tax regimes; governmental or political actions, including the United Kingdom's exit from the European Union; and natural disasters, terrorist attacks or similar incidents. All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

Investor Contact

XPO Logistics, Inc.

Tavio Headley

+1-203-413-4006

tavio.headley@xpo.com

Media Contact
XPO Logistics, Inc.

Joe Checkler

+1-203-423-2098

joe.checkler@xpo.com

XPO Logistics, Inc.

Condensed Consolidated Statements of Income (Loss)

(Unaudited)

(In millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue	$4,221	$4,154	$11,587	$12,512
Operating expenses
Cost of transportation and services	2,038	2,068	5,577	6,272
Direct operating expense	1,461	1,401	4,191	4,224
Sales, general and administrative expense	499	456	1,656	1,397
Total operating expenses	3,998	3,925	11,424	11,893
Operating income (1)	223	229	163	619
Other income	(20)	(11)	(59)	(41)
Foreign currency (gain) loss	-	(5)	(5)	5
Debt extinguishment loss	-	-	-	5
Interest expense	86	75	240	218
Income (loss) before income tax provision (benefit)	157	170	(13)	432
Income tax provision (benefit)	59	34	(2)	99
Net income (loss)	98	136	(11)	333
Net income attributable to noncontrolling interests	(5)	(6)	(4)	(21)
Net income (loss) attributable to XPO	$93	$130	$(15)	$312

Net income (loss) attributable to common shareholders (2) (3)	$84	$117	$(17)	$282

Basic earnings (loss) per share (3)	$0.93	$1.27	$(0.18)	$2.91
Diluted earnings (loss) per share (3)	$0.83	$1.14	$(0.18)	$2.63

Weighted-average common shares outstanding
Basic weighted-average common shares outstanding	91	92	91	97
Diluted weighted-average common shares outstanding	102	102	91	107

(1) Operating income for the three and nine months ended September 30, 2020 reflects the net impact of direct and incremental COVID-19-related costs of $9 million and $60 million, respectively.

(2) Net income (loss) attributable to common shareholders reflects the following items:
Non-cash allocation of undistributed earnings	$9	$12	$-	$28
Preferred dividends	-	1	2	2

(3) The sum of quarterly net income (loss) attributable to common shareholders and earnings (loss) per share may not equal year-to-date amounts due to differences in the weighted-average number of shares outstanding during the respective periods and the impact of the two-class method of calculating earnings (loss) per share.

XPO Logistics, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions, except per share data)

	September 30,	December 31,
	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$2,025	$377
Accounts receivable, net of allowances of $79 and $58, respectively	2,624	2,500
Other current assets	435	465
Total current assets	5,084	3,342
Long-term assets
Property and equipment, net of $2,435 and $2,054 in accumulated depreciation, respectively	2,573	2,704
Operating lease assets	2,221	2,245
Goodwill	4,506	4,450
Identifiable intangible assets, net of $914 and $850 in accumulated amortization, respectively	994	1,092
Other long-term assets	367	295
Total long-term assets	10,661	10,786
Total assets	$15,745	$14,128

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,025	$1,157
Accrued expenses	1,855	1,414
Short-term borrowings and current maturities of long-term debt	130	84
Short-term operating lease liabilities	461	468
Other current liabilities	177	135
Total current liabilities	3,648	3,258
Long-term liabilities
Long-term debt	6,545	5,182
Deferred tax liability	494	495
Employee benefit obligations	157	157
Long-term operating lease liabilities	1,763	1,776
Other long-term liabilities	353	364
Total long-term liabilities	9,312	7,974

Stockholders’ equity
Convertible perpetual preferred stock, $0.001 par value; 10 shares authorized; 0.07 of Series A shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	41	41
Common stock, $0.001 par value; 300 shares authorized; 91 and 92 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	-	-
Additional paid-in capital	1,971	2,061
Retained earnings	766	786
Accumulated other comprehensive loss	(129)	(145)
Total stockholders’ equity before noncontrolling interests	2,649	2,743
Noncontrolling interests	136	153
Total equity	2,785	2,896
Total liabilities and equity	$15,745	$14,128

XPO Logistics, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Nine Months Ended
	September 30,
	2020	2019
Operating activities
Net income (loss)	$(11)	$333
Adjustments to reconcile net income (loss) to net cash from operating activities
Depreciation, amortization and net lease activity	572	546
Stock compensation expense	50	48
Accretion of debt	14	16
Deferred tax expense	4	26
Debt extinguishment loss	-	5
Unrealized (gain) loss on foreign currency option and forward contracts	(1)	5
Gains on sales of property and equipment	(68)	(73)
Other	46	17
Changes in assets and liabilities
Accounts receivable	(152)	(190)
Other assets	(52)	(12)
Accounts payable	(105)	(153)
Accrued expenses and other liabilities	395	(126)
Net cash provided by operating activities	692	442
Investing activities
Payment for purchases of property and equipment	(377)	(413)
Proceeds from sale of property and equipment	148	192
Cash collected on deferred purchase price receivable	-	186
Other	5	-
Net cash used in investing activities	(224)	(35)
Financing activities
Proceeds from issuance of debt	1,155	1,751
Proceeds from borrowings related to securitization program	48	-
Proceeds from borrowings on ABL facility	820	1,690
Repayment of borrowings on ABL facility	(620)	(1,690)
Repayment of debt and finance leases	(65)	(850)
Payment for debt issuance costs	(21)	(28)
Purchase of noncontrolling interests	(21)	-
Repurchase of common stock	(114)	(1,347)
Change in bank overdrafts	20	2
Payment for tax withholdings for restricted shares	(21)	(11)
Other	1	4
Net cash provided by (used in) financing activities	1,182	(479)
Effect of exchange rates on cash, cash equivalents and restricted cash	(2)	(7)
Net increase (decrease) in cash, cash equivalents and restricted cash	1,648	(79)
Cash, cash equivalents and restricted cash, beginning of period	387	514
Cash, cash equivalents and restricted cash, end of period	$2,035	$435

Transportation

Summary Financial Table

(Unaudited)

(In millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Change %	2020	2019	Change %
Revenue	$2,675	$2,684	-0.3%	$7,261	$8,090	-10.2%
Cost of transportation and services	1,860	1,889	-1.5%	5,061	5,714	-11.4%
Net revenue (1)	815	795	2.5%	2,200	2,376	-7.4%
Direct operating expense	326	310	5.2%	955	947	0.8%
Sales, general and administrative expense
Salaries and benefits	155	156	-0.6%	501	489	2.5%
Other sales, general and administrative expense	48	43	11.6%	194	127	52.8%
Purchased services	31	32	-3.1%	90	92	-2.2%
Depreciation and amortization	53	46	15.2%	153	142	7.7%
Total sales, general and administrative expense	287	277	3.6%	938	850	10.4%
Operating income (2)	$202	$208	-2.9%	$307	$579	-47.0%
Other income (3)	13	8	62.5%	40	24	66.7%
Total depreciation and amortization	114	110	3.6%	337	334	0.9%
EBITDA (1)	$329	$326	0.9%	$684	$937	-27.0%
Transaction and integration costs	-	-	NM	20	1	NM
Restructuring costs	-	7	-100.0%	24	21	14.3%
Adjusted EBITDA (1) (4)	$329	$333	-1.2%	$728	$959	-24.1%
Adjusted EBITDA margin (1) (5)	12.3%	12.4%		10.0%	11.9%

NM - Not meaningful.

(1) See the “Non-GAAP Financial Measures” section of the press release.
(2) Operating income for the three and nine months ended September 30, 2020 reflects the net impact of direct and incremental COVID-19-related costs of $6 million and $34 million, respectively.
(3) Other income consists of pension income and is included in Other income in the Condensed Consolidated Statements of Income (Loss).
(4) For purposes of the summary financial table, Adjusted EBITDA is reconciled to Operating income.
(5) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.

Transportation

Key Data by Service Offering

(Unaudited)

(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue
North America
Freight Brokerage	$695	$633	$1,769	$1,876
Less-Than-Truckload	941	987	2,652	2,925
Last Mile	243	219	662	655
Managed Transport	96	134	253	400
Total North America	1,975	1,973	5,336	5,856
Europe
Freight Brokerage and Truckload	434	450	1,201	1,393
Less-Than-Truckload	234	240	637	742
Total Europe	668	690	1,838	2,135
Global Forwarding	75	74	212	229
Eliminations	(43)	(53)	(125)	(130)
Total Revenue	$2,675	$2,684	$7,261	$8,090

Net Revenue
North America
Freight Brokerage	$123	$114	$326	$368
Less-Than-Truckload	416	412	1,118	1,183
Last Mile	85	74	236	214
Managed Transport	21	23	65	78
Total North America	645	623	1,745	1,843
Europe	154	154	415	486
Global Forwarding	16	18	40	47
Total Net Revenue (1)	$815	$795	$2,200	$2,376

Net Revenue %
North America
Freight Brokerage	17.7%	18.1%	18.4%	19.6%
Less-Than-Truckload	44.2%	41.8%	42.2%	40.4%
Last Mile	35.1%	33.5%	35.7%	32.6%
Managed Transport	21.7%	17.0%	25.5%	19.4%
Total North America	32.7%	31.6%	32.7%	31.5%
Europe	23.1%	22.4%	22.6%	22.8%
Global Forwarding	21.1%	24.9%	19.2%	20.9%
Overall Net Revenue %	30.5%	29.6%	30.3%	29.4%

Direct Operating Expense
North America
Freight Brokerage	$25	$23	$71	$69
Less-Than-Truckload	156	151	464	463
Last Mile	27	24	82	67
Managed Transport	14	12	44	46
Total North America	222	210	661	645
Europe	101	97	287	293
Global Forwarding	3	3	7	9
Total Direct Operating Expense	$326	$310	$955	$947

(1) See the “Non-GAAP Financial Measures” section of the press release.
Less-Than-Truckload revenue is before intercompany eliminations and includes revenue from the Company’s trailer manufacturing business.

XPO Logistics North American Less-Than-Truckload

Summary Data Table

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Change %	2020	2019	Change %
Pounds per day (thousands)	69,952	73,055	-4.2%	66,730	74,150	-10.0%

Shipments per day	50,953	53,075	-4.0%	48,393	52,517	-7.9%

Average weight per shipment (in pounds)	1,373	1,376	-0.3%	1,379	1,412	-2.3%

Gross revenue per shipment	$292.45	$295.79	-1.1%	$290.92	$297.27	-2.1%

Gross revenue per hundred weight (including fuel surcharges)	$21.30	$21.49	-0.9%	$21.10	$21.05	0.2%

Gross revenue per hundred weight (excluding fuel surcharges)	$18.90	$18.58	1.7%	$18.57	$18.19	2.1%

Average length of haul (in miles)	837.2	817.5		822.7	809.9

Total average load factor (1)	24,205	23,700	2.1%	24,191	23,330	3.7%

Average age of tractor fleet (years)	5.36	5.06

Number of working days	64.0	63.5		191.5	190.0

(1) Total average load factor equals freight pound miles divided by total linehaul miles.

XPO Logistics North American Less-Than-Truckload
Adjusted Operating Ratio
(Unaudited)
(In millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Change %	2020	2019	Change %
Revenue (excluding fuel surcharge revenue)	$825	$839	-1.7%	$2,300	$2,482	-7.3%
Fuel surcharge revenue	108	135	-20.0%	323	404	-20.0%
Revenue	933	974	-4.2%	2,623	2,886	-9.1%
Salaries, wages and employee benefits	443	454	-2.4%	1,296	1,350	-4.0%
Purchased transportation	89	97	-8.2%	246	305	-19.3%
Fuel and fuel-related taxes	46	65	-29.2%	138	205	-32.7%
Other operating expenses	87	90	-3.3%	307	285	7.7%
Depreciation and amortization	55	57	-3.5%	169	169	0.0%
Maintenance	24	26	-7.7%	67	80	-16.3%
Rents and leases	17	12	41.7%	47	36	30.6%
Purchased labor	2	1	100.0%	4	5	-20.0%
Operating income (1)	170	172	-1.2%	349	451	-22.6%
Operating ratio (2)	81.7%	82.3%		86.7%	84.4%
Transaction and integration costs	-	-	NM	5	-	NM
Restructuring costs	-	1	-100.0%	5	3	66.7%
Amortization expense	8	8	0.0%	25	25	0.0%
Other income (3)	12	6	100.0%	33	17	94.1%
Adjusted operating income (4)	$190	$187	1.6%	$417	$496	-15.9%
Adjusted operating ratio (4) (5) (6)	79.7%	80.8%		84.1%	82.8%

NM - Not meaningful.

(1) Operating income for the three and nine months ended September 30, 2020 reflects the net impact of direct and incremental COVID-19-related costs of $4 million and $25 million, respectively.

(2) Operating ratio is calculated as (1 - (Operating income divided by Revenue)).

(3) Other income primarily consists of pension income and is included in Other income on the Condensed Consolidated Statement of Income (Loss).

(4) See the “Non-GAAP Financial Measures” section of the press release.

(5) Adjusted operating ratio is calculated as (1 - (Adjusted operating income divided by Revenue)).

(6) Excluding the impact of gains on real estate transactions from both periods, the Adjusted operating ratio decreased by 100 basis points from 83.5% in the third quarter of 2019 to 82.5% in the third quarter of 2020 and increased by 170 basis points from 84.8% in the first nine months of 2019 to 86.5% in the first nine months of 2020.

Logistics
Summary Financial Table
(Unaudited)
(In millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Change %	2020	2019	Change %
Revenue	$1,580	$1,510	4.6%	$4,421	$4,530	-2.4%
Cost of transportation and services	212	217	-2.3%	608	658	-7.6%
Net revenue (1)	1,368	1,293	5.8%	3,813	3,872	-1.5%
Direct operating expense	1,135	1,091	4.0%	3,237	3,278	-1.3%
Sales, general and administrative expense
Salaries and benefits	88	80	10.0%	290	249	16.5%
Other sales, general and administrative expense	26	18	44.4%	90	50	80.0%
Purchased services	20	20	0.0%	58	60	-3.3%
Depreciation and amortization	22	23	-4.3%	66	67	-1.5%
Total sales, general and administrative expense	156	141	10.6%	504	426	18.3%
Operating income (2)	$77	$61	26.2%	$72	$168	-57.1%
Other income (3)	6	5	20.0%	20	17	17.6%
Total depreciation and amortization	76	73	4.1%	225	201	11.9%
EBITDA (1)	$159	$139	14.4%	$317	$386	-17.9%
Transaction and integration costs	3	-	NM	28	-	NM
Restructuring costs	-	3	-100.0%	21	5	320.0%
Adjusted EBITDA (1) (4)	$162	$142	14.1%	$366	$391	-6.4%
Adjusted EBITDA margin (1) (5)	10.3%	9.4%		8.3%	8.6%

NM - Not meaningful.

(1) See the “Non-GAAP Financial Measures” section of the press release.

(2) Operating income for the three and nine months ended September 30, 2020 reflects the net impact of direct and incremental COVID-19-related costs of $3 million and $24 million, respectively.

(3) Other income consists of pension income and is included in Other income in the Condensed Consolidated Statements of Income (Loss).

(4) For purposes of the summary financial table, Adjusted EBITDA is reconciled to Operating income.

(5) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.

Logistics
Key Data by Geography
(Unaudited)
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue
North America	$583	$622	$1,696	$1,828
Europe	997	888	2,725	2,702
Total revenue	$1,580	$1,510	$4,421	$4,530

Net revenue
North America	$562	$594	$1,624	$1,751
Europe	806	699	2,189	2,121
Total net revenue (1)	$1,368	$1,293	$3,813	$3,872

Direct operating expense
North America	$507	$534	$1,509	$1,580
Europe	628	557	1,728	1,698
Total direct operating expense	$1,135	$1,091	$3,237	$3,278

Gross margin
North America	$55	$60	$115	$171
Europe	178	142	461	423
Total gross margin	$233	$202	$576	$594

Gross margin %
North America	9.4%	9.7%	6.7%	9.4%
Europe	17.9%	16.0%	16.9%	15.6%
Total gross margin %	14.7%	13.4%	13.0%	13.1%

(1) See the “Non-GAAP Financial Measures” section of the press release.

XPO Corporate

Summary of Sales, General and Administrative Expense

(Unaudited)

(In millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Change %	2020	2019	Change %
Sales, general and administrative expense
Salaries and benefits	$26	$23	13.0%	$108	$75	44.0%
Other sales, general and administrative expense	13	3	333.3%	30	9	233.3%
Purchased services	14	11	27.3%	68	33	106.1%
Depreciation and amortization	3	3	0.0%	10	11	-9.1%
Total sales, general and administrative expense (1)	$56	$40	40.0%	$216	$128	68.8%

(1) Sales, general and administrative expense for the three and nine months ended September 30, 2020 reflects the net impact of direct and incremental COVID-19-related costs of $— million and $2 million, respectively.

Intersegment Eliminations

Summary Financial Table

(Unaudited)

(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$(34)	$(40)	$(95)	$(108)
Cost of transportation and services	(34)	(38)	(92)	(100)
Net revenue (1)	-	(2)	(3)	(8)
Direct operating expense	-	-	(1)	(1)
Sales, general and administrative expense
Salaries and benefits	(1)	(1)	-	(4)
Other sales, general and administrative expense	1	(1)	(1)	(2)
Purchased services	-	-	(1)	(1)
Depreciation and amortization	-	-	-	-
Total sales, general and administrative expense	-	(2)	(2)	(7)
Operating income	$-	$-	$-	$-

Note: Intersegment Eliminations represent intercompany activity between the Company’s reportable segments that is eliminated upon consolidation. The difference between operating income component line items in the Condensed Consolidated Statements of Income (Loss) and the sum of the respective line items from the Transportation and Logistics Summary Financial Tables and Corporate Summary of Sales, General and Administrative Expense above represents intercompany eliminations between our reportable segments. The table above summarizes the intersegment eliminations by line item.

(1) See the “Non-GAAP Financial Measures” section of the press release.

Reconciliation of Non-GAAP Measures

XPO Logistics, Inc.

Consolidated Reconciliation of Net Income (Loss) to Adjusted EBITDA

(Unaudited)

(In millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Change %	2020	2019	Change %
Net income (loss) attributable to common shareholders (1)	$84	$117	-28.2%	$(17)	$282	-106.0%
Distributed and undistributed net income (1) (2)	9	13	-30.8%	2	30	-93.3%
Net income attributable to noncontrolling interests	5	6	-16.7%	4	21	-81.0%
Net income (loss)	98	136	-27.9%	(11)	333	-103.3%
Debt extinguishment loss	-	-	NM	-	5	-100.0%
Interest expense	86	75	14.7%	240	218	10.1%
Income tax provision (benefit)	59	34	73.5%	(2)	99	-102.0%
Depreciation and amortization expense	193	186	3.8%	572	546	4.8%
Unrealized (gain) loss on foreign currency option and forward contracts	-	(4)	-100.0%	(1)	5	-120.0%
EBITDA (3)	$436	$427	2.1%	$798	$1,206	-33.8%
Transaction and integration costs	3	-	NM	93	2	NM
Restructuring costs	-	11	-100.0%	53	28	89.3%
Adjusted EBITDA (3)	$439	$438	0.2%	$944	$1,236	-23.6%
Revenue	$4,221	$4,154	1.6%	$11,587	$12,512	-7.4%
Adjusted EBITDA margin (3) (4)	10.4%	10.5%		8.1%	9.9%

NM - Not meaningful.

(1) The sum of quarterly net income (loss) attributable to common shareholders and distributed and undistributed net income (loss) may not equal year-to-date amounts due to the impact of the two-class method of calculating earnings (loss) per share.

(2) Relates to the Series A Preferred Stock and is comprised of actual preferred stock dividends and the non-cash allocation of undistributed earnings.

(3) See the “Non-GAAP Financial Measures” section of the press release. Adjusted EBITDA was prepared assuming 100% ownership of XPO Logistics Europe.

(4) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.

Reconciliation of Non-GAAP Measures

XPO Logistics, Inc.

Consolidated Reconciliation of GAAP Net Income (Loss) and Net Income (Loss) Per Share to
 Adjusted Net Income and Adjusted Net Income Per Share

(Unaudited)

(In millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
GAAP net income (loss) attributable to common shareholders	$84	$117	$(17)	$282
Debt extinguishment loss	-	-	-	5
Unrealized (gain) loss on foreign currency option and forward contracts	-	(4)	(1)	5
Impairment of customer relationship intangibles	-	-	-	6
Transaction and integration costs	3	-	93	2
Restructuring costs	-	11	53	28
Income tax associated with the adjustments above (1)	(1)	(2)	(36)	(12)
Impact of noncontrolling interests on above adjustments	-	-	(1)	(1)
Allocation of undistributed earnings	-	(1)	(7)	(3)
Adjusted net income attributable to common shareholders (2)	$86	$121	$84	$312

Adjusted basic earnings per share (2)	$0.94	$1.31	$0.91	$3.21
Adjusted diluted earnings per share (2)	$0.84	$1.18	$0.82	$2.91

Weighted-average common shares outstanding
Basic weighted-average common shares outstanding	91	92	91	97
Diluted weighted-average common shares outstanding	102	102	102	107

(1) This line item reflects the aggregate tax benefit (provision) of all non-tax related adjustments reflected in the table above. The detail by line item is as follows:
Debt extinguishment loss	$-	$-	$-	$1
Unrealized (gain) loss on foreign currency option and forward contracts	-	(1)	-	1
Impairment of customer relationship intangibles	-	-	-	2
Transaction and integration costs	1	-	23	-
Restructuring costs	-	3	13	8
	$1	$2	$36	$12

The income tax rate applied to reconciling items is based on the GAAP annual effective tax rate, excluding discrete items and contribution- and margin-based taxes.

(2) See the “Non-GAAP Financial Measures” section of the press release.

Reconciliation of Non-GAAP Measures

XPO Logistics, Inc.

Reconciliation of Cash Flows from Operating Activities to Free Cash Flow

(Unaudited)

(In millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net cash provided by operating activities	$298	$278	$692	$442
Cash collected on deferred purchase price receivable	-	49	-	186
Adjusted net cash provided by operating activities	298	327	692	628
Payment for purchases of property and equipment	(122)	(177)	(377)	(413)
Proceeds from sale of property and equipment	71	107	148	192
Free Cash Flow (1)	$247	$257	$463	$407

(1) See the “Non-GAAP Financial Measures” section of the press release.

Reconciliation of Non-GAAP Measures

XPO Logistics, Inc.

Reconciliation of GAAP Revenue to Net Revenue for North American Truck Brokerage

(Unaudited)

(In millions, except for load data)

	Three Months Ended September 30,
	2020	2019	Change %
Revenue	$426	$336	26.9%
Cost of transportation and services	366	284
Net revenue (1)	60	52	17.1%

Number of loads (thousands)	217	209
Net revenue per load (1)	$277.51	$246.27	12.7%

(1) See the “Non-GAAP Financial Measures” section of the press release.